United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 16, 2019

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  0-12126                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 11, 2019, the Board of Directors of Franklin Financial Services Corporation (the “Corporation”), appointed Kimberly Rzomp as a Director of the Corporation.  Ms. Rzomp was appointed a Class C Director with a term scheduled to expire at the annual meeting of shareholders in 2020. With her appointment to the Board of Directors of the Corporation, Ms. Rzomp was named a member of the Audit Committee.  On July 11, 2019, the Board of Directors of Farmers and Merchants Trust Company of Chambersburg (“F&M Trust”, or the “Bank”), a wholly-owned banking subsidiary of the Corporation, also appointed Ms. Rzomp a Director of F&M Trust.

Ms. Rzomp was not appointed to her position pursuant to any arrangement or understanding with any other person, and she has no reportable transactions under Item 404(a) of Regulation S-K.

Ms. Rzomp will be entitled to receive director’s fees and be eligible to participate in the F&M Trust Director Deferred Compensation Plan and the Director Pay for Performance Plan on the same basis as other directors of the Corporation and F&M Trust.  Such fees, plan and program are described in the Corporation’s Proxy Statement incorporated by reference into its annual report on Form 10-K for the fiscal year ended December 31, 2018.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry

Timothy G. Henry

President and Chief Executive Officer

Dated: July 16, 2019